SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.     )
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VALIC COMPANY II
(Name of Registrant as Specified in its Charter)
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INFORMATION STATEMENT
ANNUAL REPORTS
SHAREHOLDER PROPOSALS
OWNERSHIP OF SHARES
AMENDMENT NO. 3
SCHEDULE A
AMENDMENT NO. 2
AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT
INVESTMENT SUB-ADVISORY AGREEMENT

VALIC COMPANY II
HIGH YIELD BOND FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
September 21, 2009
Dear Participant:
     We are writing to inform you of a recent change of the investment sub-adviser for the High Yield Bond Fund (the “Fund”) of VALIC Company II. On July 24, 2009, Wellington Management Company, LLP (“Wellington Management”) replaced AIG Global Investment Corp. as the Fund’s investment sub-adviser and began managing the Fund’s investments. The Fund’s Board of Trustees approved the change at a meeting held on July 14-15, 2009. You are receiving the enclosed Information Statement because you owned interests in the Fund on July 31, 2009.
     The change of sub-adviser did not result in a change to the Fund’s investment objective or investment strategy as stated in the Fund’s prospectus.
     As a matter of regulatory compliance, we are sending you this Information Statement, which describes Wellington Management’s investment strategy, the ownership of Wellington Management and the terms of the investment sub-advisory agreement with Wellington Management, which the Trustees have approved.
     This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC’s Client Service Center at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,

Kurt W. Bernlohr
President
VALIC Company II

VALIC COMPANY II
HIGH YIELD BOND FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction
     You have received this information statement because on July 31, 2009 you owned interests in the High Yield Bond Fund (the “Fund”) of VALIC Company II (“VC II”), which were held within a variable annuity or variable life insurance contract, a qualified employer-sponsored retirement plan or an individual retirement account (collectively, the “Contracts”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Trustees (the “Board”) to replace the Fund’s investment sub-adviser.
     At a meeting held on July 14-15, 2009, the Board, including a majority of the Trustees who are not “interested persons” of VC II (“Independent Trustees”), as such term is defined by the Investment Company Act of 1940, as amended (the “1940 Act”), approved the replacement of AIG Global Investment Corp. (“AIGGIC”) as the Fund’s investment sub-adviser. The Board also approved the engagement of Wellington Management Company, LLP (“Wellington Management”) as the new sub-adviser for the Fund. In connection with the approval of Wellington Management, the Board, including a majority of the Independent Trustees, approved an amendment to the existing investment sub-advisory agreement between The Variable Annuity Life Insurance Company (“VALIC”), the Fund’s investment adviser, and Wellington Management (the “WMC Sub-Advisory Agreement”) that adds the Fund as a fund to be managed by Wellington Management.
     The WMC Sub-Advisory Agreement is the same in all material respects to the Investment Sub-Advisory Agreement between VALIC and AIGGIC (the “AIGGIC Sub-Advisory Agreement”), except for the name of the sub-adviser, the effective date, the term of the agreement and the sub-advisory fee rate. The AIGGIC Sub-Advisory Agreement was last approved by the Board on July 14-15, 2009 for an interim period through July 24, 2009.
     VC II has received an exemptive order (the “Order”) from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval for the change. However, the Board, including a majority of the Independent Trustees, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. Based on the Order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about September 21, 2009, to all participants who were invested in the Fund as of the close of business on July 31, 2009 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.
The Adviser and its Responsibilities
     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs a sub-adviser who makes investment decisions for the Fund. The sub-adviser makes investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the supervision and review of VALIC, the sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings to meet the Fund’s objectives and the applicable performance benchmark.
     As the investment adviser to the Fund, VALIC monitors the sub-adviser and compares the Fund’s performance with relevant market indices and other funds with comparable investment objectives and strategies. VALIC monitors the sub-adviser’s compliance with the policies and procedures of the Fund and of VALIC. In addition, VALIC regularly provides reports to the Board regarding the results of its evaluation and oversight functions. VALIC recently recommended to the Board that Wellington Management be engaged as a new sub-adviser for the Fund. VALIC conducted research and various qualitative and quantitative analyses of other candidate firms and their organizational structures, investment processes and styles and long-term performance records before making its final recommendation.
The Fund’s Investment Objective
     The Fund seeks the highest possible total return and income consistent with conservation of capital through investment in a diversified portfolio of high yielding, high risk fixed-income securities, commonly referred to as junk bonds. It seeks to achieve its objective by investing at least 80% of the Fund’s net assets, under normal circumstances, in below-investment grade junk bonds. The Fund’s principal investment objective and strategy did not change as a result of the change of sub-adviser.
The WMC Sub-Advisory Agreement
     Pursuant to the WMC Sub-Advisory Agreement, Wellington Management agreed to provide an investment program for the Fund and be responsible for the investment and reinvestment of the Fund’s assets. Wellington Management will select securities for the Fund, subject to VALIC’s supervision and review. Wellington Management may place trades through brokers of their choosing and will take into consideration the quality of the brokers’ services and execution.
     The WMC Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the WMC Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The WMC Sub-Advisory Agreement also provides for automatic termination unless at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The WMC Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on at least 60 days’ prior written notice. The WMC Sub-Advisory Agreement is attached to this information statement as Exhibit A.
     Effective Dates: The WMC Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Trustees, on July 14-15, 2009. The effective date of the WMC Sub-Advisory Agreement was July 24, 2009. The WMC Sub-Advisory Agreement was approved for an initial period of two years.
Advisory and Sub-Advisory Fees
     For the fiscal year ended August 31, 2008, VALIC earned advisory fees in the amount of 0.70% of the Fund’s average daily net assets, or $1,452,567. At the July 14-15, 2009, the Board approved the reduction of the advisory fee rate payable to VALIC to coincide with the change of sub-adviser, as follows:

Advisory Fee Rate	Advisory Fee Rate
(Prior to July 24, 2009)	(Effective July 24, 2009)
0.70% on first $200 million	0.65% on first $150 million
0.60% on next $300 million	0.60% on next $350 million
0.55% on assets over $500 million	0.55% on assets over $500 million
If the new advisory fee rate had been in effect for the fiscal year ended August 31, 2008, VALIC would have earned 0.64%, or $1,328,017, a decrease of $124,550 compared to the actual advisory fees paid to VALIC for the period.
     For the fiscal year ended August 31, 2008, VALIC paid sub-advisory fees to AIGGIC in the amount of $930,669, or 0.45% of the Fund’s average daily net assets. The sub-advisory fee rate payable to Wellington Management pursuant to the WMC Sub-Advisory Agreement is lower than the fee payable to AIGGIC. The sub-advisory fee rates payable to AIGGIC and Wellington Management are as follows:

AIGGIC	Wellington Management
Sub-Advisory Fee Rate	Sub-Advisory Fee Rate
(Prior to July 24, 2009)	(Effective July 24, 2009)
0.45% on first $200 million	0.40% on first $150 million
0.35% on next $300 million	0.35% on next $350 million
0.30% on assets over $500 million	0.30% on assets over $500 million
If Wellington Management had served as the sub-adviser for the fiscal year ended August 31, 2008, it would have earned 0.39%, or $805,927, a decrease of $124,742 compared to the actual subadvisory fees paid to AIGGIC.
     For the fiscal year ended August 31, 2008, VALIC retained $521,898 of its advisory fee after reimbursements and waivers. If for the fiscal year ended August 31, 2008, Wellington Management had served as a sub-adviser to the Fund and the new advisory fee rate payable to VALIC had been in effect, VALIC would have retained approximately $522,090, approximately $192 more than actually retained for such period. This hypothetical does not take into account the $285,668 that VALIC reimbursed to the Fund for expenses in excess of the Fund’s expense limitation, which equaled approximately 0.14% of the Fund’s average net assets for the year ended August 31, 2008.
The Board’s Considerations
     At a meeting held on July 14-15, 2009, the Board, including the Independent Trustees, approved the WMC Sub-Advisory Agreement with respect to the Fund. The Board considered that Wellington Management would replace AIGGIC as the sub-adviser responsible for the day-to-day management of the Fund.
     The Board received materials relating to certain factors the Board considered in determining to approve the WMC Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of services to be provided by Wellington Management; (2) Wellington Management’s sub-advisory fee rate compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives (“Sub-Advisory Expense Group”) and a peer universe of funds with similar investment objectives (“Sub-Advisory Expense Universe”), as selected by an independent third-party provider of investment company data; (3) the investment performance of the Fund compared to performance of comparable funds in the Lipper VUF High Yield Category (“Performance Group”) and against the Fund’s current benchmark, the Citigroup High-Yield Market Index (“Benchmark”); (4) the costs of services and the benefits potentially to be derived by Wellington Management, (5) whether the Fund will benefit from possible economies of scale by engaging Wellington Management as a sub-adviser; (6) the profitability of VALIC and Wellington Management; and (7) the terms of the WMC Sub-Advisory Agreement.
     The Independent Trustees were separately represented by counsel that is independent of VALIC in connection with their consideration of the approval of the WMC Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive session.

     Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Wellington Management. The Board also considered that Wellington Management’s management of the Fund is subject to the oversight of VALIC and the Board, and the Fund must be managed in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectuses and statements of additional information. The Board noted that the proposed change to Wellington Management as sub-adviser would not result in any modifications to the Fund’s investment objective or principal investment strategies. The Board considered information provided to them regarding the services to be provided by Wellington Management. In this regard, the Board took into account its familiarity with Wellington Management as a sub-adviser to other VALIC Company I and VC II funds.
     The Board considered the qualifications, background and responsibilities of Wellington Management’s investment and compliance personnel who would be responsible for providing investment management services to the Fund. The Board also took into account the financial condition of Wellington Management and its affiliates.
     The Board, including a majority of the Independent Trustees, concluded that the scope and quality of advisory services to be provided by Wellington Management under the WMC Sub-Advisory Agreement would be satisfactory.
     Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the Fund’s sub-advisory fee rate compared against the Sub-Advisory Expense Group and Sub-Advisory Expense Universe. The Board noted that the Fund’s sub-advisory fees were above the median of its Sub-Advisory Expense Group and Sub-Advisory Expense Universe. The Board took into account that the sub-advisory fee rate under the WMC Sub-Advisory Agreement would be lower than the sub-advisory fee rate under the current AIGGIC Sub-Advisory Agreement, but still above the median of its Sub-Advisory Expense Group and Sub-Advisory Expense Universe. The Board also considered that the sub-advisory fees are paid by VALIC out of its advisory fees it receives from the Fund and that they are not paid by the Fund.
     The Board also considered that in connection with the sub-adviser change and the corresponding lower sub-advisory fee rate, VALIC had agreed to lower its advisory fee rate such that it would retain slightly more of its advisory fees than it had received prior to the sub-adviser change. The Board also considered that VALIC was waiving or reimbursing the Fund’s expenses pursuant to a contractual expense limitation. In addition, management agreed to lower its contractual expense limitation from 0.99% to 0.96% of the Fund’s average annual net assets effective January 1, 2010. The Board concluded that the proposed sub-advisory fee for the Fund is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
     Management reported that the rationale for hiring Wellington Management was due to the Fund’s short- and mid-term performance. The Trustees also considered the performance of the Fund as compared to its Performance Group and benchmark. It was noted that for the period ended April 30, 2009, the Fund had underperformed the Performance Group for the one- and three-year periods and outperformed the Performance Group for the five-year period, and that the Fund had underperformed its Benchmark for the one-, three- and five-year periods for the period ended May 31, 2009. The Trustees next took into consideration management’s presentation regarding the performance of Wellington Management’s Core High Yield Composite, which reflects the performance of the investment team that would manage the Fund and an investment strategy similar to the one to be used for the Fund. It was noted that for the period ended May 31, 2009, the Wellington Management Composite had outperformed the Performance Group and the Benchmark for the one-, three- and five-year periods. The Board concluded that management was addressing the Fund’s performance by proposing Wellington Management as the new sub-adviser.
     Cost of Services and Benefits Derived and Profitability/Economies of Scale. The Board was provided information related to the cost of services and benefits derived in connection with the WMC Sub-Advisory Agreement. Management reported that it believed that any indirect costs are inconsequential to the analysis of the adequacy of the advisory fees and that any collateral benefits derived as a result of providing advisory services to the Fund are de minimis.

     The Board considered information provided by management with respect to Wellington Management’s profitability from its relationship with the Fund. The Trustees determined that the costs of the services to be provided by Wellington Management and the profitability to Wellington Management from its relationship with the Fund were not material factors in their deliberations with respect to their considerations in approving the WMC Sub-Advisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in Wellington Management’s management of the Fund was not a material factor in approving the WMC Sub-Advisory Agreement, although it was noted that the Fund’s advisory and sub-advisory fee rates contain breakpoints.
     Terms of the WMC Sub-Advisory Agreement. The Board reviewed the terms of the WMC Sub-Advisory Agreement, including the duties and responsibilities undertaken by Wellington Management. It also noted that the WMC Sub-Advisory Agreement and AIGGIC Sub-Advisory Agreement were the same in all material respects, except for the name of the sub-adviser, the term of the agreements and the sub-advisory fee rate. The Board concluded that the terms of the WMC Sub-Advisory Agreement were reasonable.
     Conclusions. In reaching its decision to approve of the WMC Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it, the considerations described above, and their deliberations, the Board, including the Independent Trustees, concluded that it was in the best interests of the Fund and its shareholders to approve the WMC Sub-Advisory Agreement.
Information about Wellington Management
     Wellington Management is a Massachusetts limited liability partnership with principal offices at 75 State Street, Boston, Massachusetts 02109. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of June 30, 2009, Wellington Management had investment management authority with respect to approximately $448 billion in assets, which does not include agency mortgage-backed security pass-through accounts managed for the Federal Reserve.
     Christopher A. Jones, CFA, is the portfolio manager for the Fund. Mr. Jones is a Vice President and Fixed Income Portfolio Manager at Wellington Management focusing on core high yield and core high yield plus products. Mr. Jones began his career at Wellington Management in 1994 as a research analyst in Fixed Income Research, specializing in the quantitative and qualitative review of high yield bonds. Prior to joining Wellington Management, Mr. Jones did research for an investment management company specializing in distressed debt.
     The following chart lists the principal executive officers and the directors of Wellington Management and their principal occupations. The business address of each officer and director is 75 State Street, Boston, Massachusetts 02109.

Position with Wellington Management
Name	and Principal Occupation
Karl E. Bandtel	Senior Vice President, Partner and Executive Committee Member
Edward P. Bousa	Senior Vice President, Partner and Executive Committee Member
Cynthia M. Clarke	Senior Vice President, Partner and Chief Legal Officer
Lucius T. Hill, III	Senior Vice President, Partner and Executive Committee Member
Jean M. Hynes	Senior Vice President, Partner and Executive Committee Member
Selwyn J. Notelovitz	Senior Vice President, Partner and Chief Compliance Officer
Saul J. Pannell	Senior Vice President, Partner and Executive Committee Member
Phillip H. Perelmuter	Senior Vice President, Managing Partner and Executive Committee Member
Edward J. Steinborn	Senior Vice President, Partner and Chief Financial Officer
Brendan J. Swords	Senior Vice President, Managing Partner and Executive Committee Member

Position with Wellington Management
Name	and Principal Occupation
Perry M. Traquina	President, Chief Executive Officer, Managing Partner and Executive Committee Member
James W. Valone	Senior Vice President, Partner and Executive Committee Member
     Wellington Management is the investment adviser for one other comparable mutual fund, the SunAmerica High Yield Fund (“SunAmerica Fund”) which has similar investment objectives, strategies and policies as the Fund.

	Assets as of 6/30/09	Sub-Advisory Fee Rate
Fund Name	(in millions)	(as a % of net assets)*
SunAmerica High Yield Bond Fund	$134.9	0.40% on first $150 million
		0.35% on next $350 million
		0.30% on assets over $500 million
Wellington Management began managing both the Fund and the SunAmerica High Yield Bond Fund (“SunAmerica Fund”) on July 24, 2009. Wellington Management has not agreed to waive or reimburse any portion of its management fee with respect to the SunAmerica Fund. Wellington Management, however, has agreed to reimburse SunAmerica Asset Management Corp. (“SAAMCo”), the investment adviser to the SunAmerica Fund and the administrator of the Fund, for some of the proxy costs associated with soliciting shareholders of the SunAmerica Fund and another affiliated fund, to approve a new subadvisory agreement between SAAMCo and Wellington Management.
Other Service Agreements
     VC II has entered into service agreements with VALIC and SunAmerica Asset Management Corp. (“SAAMCo”) to provide the Fund with transfer agency services and legal/accounting/administrative services, respectively. Transfer agency services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2008, the Fund paid VALIC $2,143 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $146,185 for legal, accounting and administrative services.
     In addition, VC II has entered into a Shareholder Services Agreement with VALIC (the “Service Agreement”) for the provision of record keeping and shareholder services to contract owners and participants. Under the terms of the Service Agreement, VALIC receives from the Fund, an annual fee of 0.25% on average daily net assets, which for the fiscal year ended August 31, 2008 equaled $522,091.
     SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc., the Fund’s underwriter, is located at 2929 Allen Parkway, Houston, Texas 77019.
Additional Information about Wellington Management
     Wellington Management is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with Wellington Management or its affiliates since the beginning of the Fund’s most recent fiscal year.
Brokerage Commissions
     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended August 31, 2008.

ANNUAL REPORTS
Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
•	write to:

VALIC Company II

2929 Allen Parkway

Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com
SHAREHOLDER PROPOSALS
     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.
OWNERSHIP OF SHARES
     As of the Record Date, there were 28,137,678 shares of the Fund outstanding. VALIC and its separate accounts are the record owners of all of the Fund’s shares. To VALIC’s knowledge, no person owns a Contract for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

AMENDMENT NO. 3
TO
INVESTMENT SUB-ADVISORY AGREEMENT
THIS AMENDMENT NO. 3 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of July 24, 2009, by and among The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management Company, LLP (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and VALIC Company II (“VC II”) (formerly North American Funds Variable Product Series II) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated January 1, 2002 (the “Agreement”), and as amended on October 19, 2005 and October 31, 2007, with respect to the VC II Covered Fund with the Sub-Adviser as listed on Schedule A thereto; and
     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the inclusion of the High Yield Bond Fund, as one of the Covered Funds to be managed by the Sub-Adviser; and
     WHEREAS, pursuant to Section 5 of the Agreement which provides for an initial term of two years from the date of this Amendment, with respect to High Yield Bond Fund.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:
1.	Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect that the Sub-Adviser will manage the assets of the High Yield Bond Fund and shall be compensated on those assets managed, in accordance with Section 2 of the Agreement. The revised Schedule A is also attached hereto.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ KURT W. BERNLOHR	By:	/s/ JONATHAN M. PAYSON

Name:	Kurt W. Bernlohr	Name:	Jonathan M. Payson
Title:	Senior Vice President	Title:	Senior Vice President

SCHEDULE A
Effective July 24, 2009
     SUB-ADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion managed, as follows:

Covered Funds	Fee
Mid Cap Value Fund	0.50% of the first $100 million;
0.475% of the next $150 million;
0.45% of the next $250 million;
0.425% of the next $250 million; and
0.40% on assets over $750 million.

High Yield Bond Fund	0.40% of the first $150 million;
0.35% of the next $350 million; and
0.30% of the next $500 million.

AMENDMENT NO. 2
TO
INVESTMENT SUB-ADVISORY AGREEMENT
     This AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of October 31, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, LLP (the “Sub-Adviser”).
W I T N E S S E T H:
     WHEREAS, the Adviser and VALIC Company II (the “Corporation”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation, and pursuant to which the Adviser may delegate one or more of its duties to a sub-adviser pursuant to a written sub-advisory agreement; and
     WHEREAS, the Adviser and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated January 1, 2002, as amended from time to time (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain series (the “Funds”) of the Corporation, as listed on Schedule A of the Sub-Advisory Agreement;
     WHEREAS, the parties desire to amend the Sub-Advisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with sub-advisory affiliates; and
     WHEREAS, the Board of Trustees of the Corporation has approved this Amendment to the Sub-Advisory Agreement and it is not required to be approved by the shareholders of the Funds.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1.	The following provision is inserted in Section 1 of the Sub-Advisory Agreement:

“The Sub-Adviser also represents and warrants that in furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser of the Funds or other series of the Corporation, to the extent any other sub-advisers are engaged by the Adviser, or any other sub-advisers to other investments companies that are under common control with the Corporation, concerning transactions of the Funds in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Sub-Advisory Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sub-Advisory Agreement.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ EVELYN M. CURRAN	By:	/s/ NANCY T. LUKITSH

Name:	Evelyn Curran	Name:	Nancy T. Lukitsh
Title:	Senior Vice President	Title:	Senior Vice President

AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT
This AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of October 19, 2005, by and among The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management Company, LLP (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated January 1, 2002 (the “Agreement”), with respect to the Covered Fund(s) listed on Schedule A thereto; and
     WHEREAS, the parties wish to amend Section 1 entitled “Services Rendered and Expenses Paid by the SUB-ADVISER” to include the following as the last paragraph:
The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund (s) (or a portion thereof) in securities or other assets.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree upon the Amendment as stated above.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ EVELYN M. CURRAN	By:	/s/ JONATHAN M. PAYSON

Name:	Evelyn Curran	Name:	Jonathan M. Payson
Title:	Senior Vice President	Title:	Senior Vice President

INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made this 1st day of January, 2002, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and WELLINGTON MANAGEMENT COMPANY, LLP hereinafter referred to as the “SUB-ADVISER.”
VALIC and the SUB-ADVISER recognize the following:
(a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).
(b) VALIC is engaged as the investment adviser of VALIC Company II (“VC II”) pursuant to an Investment Advisory Agreement between VALIC and VC II, a Delaware business trust. VC II is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.
(c)	VC II currently consists of fifteen portfolios (“Funds”):
Aggressive Growth Lifestyle Fund
Capital Appreciation
Conservative Growth Lifestyle Fund
Core Bond Fund
High Yield Bond Fund
International Growth II Fund
Large Cap Value Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Moderate Growth Lifestyle Fund
Money Market II Fund
Small Cap Growth Fund
Small Cap Value Fund
Socially Responsible Fund
Strategic Bond Fund
In accordance with VC II’s Agreement and Declaration of Trust (the “Declaration”), new Funds may be added to VC II upon approval of VC II’s Board of Trustees without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund”).
(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.
VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC II’s Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), VC II’s Agreement and Declaration of Trust, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC II’s Board of Trustees shall:
(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.
In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the most favorable overall price and execution. Subject to approval by VC II’s Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER. Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.
The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC II’s Board of Trustees regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their request all of the Covered Fund(s) investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC II’s Board of Trustees such periodic and special reports as VALIC and VC II’s Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Trustees of VC II has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

The SUB-ADVISER will not hold money or investments on behalf of VC II. The money and investments will be held by the Custodian of VC II. The SUB-ADVISER will arrange for the transmission to the Custodian for VC II, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s).

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or VC II other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, by written agreement executed by both Parties, provided that amendments are made in conformity with applicable laws and regulations and the Agreement and Declaration of Trust of VC II. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC II’s Agreement and Declaration of Trust, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II.

3.	Scope of the SUB-ADVISER’s Activities

The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund(s).

Except as otherwise required by the 1940 Act, any of the shareholders, Trustees, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC II, or to any shareholder in VC II, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC II with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC and VC II with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:
VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
5.	Term of Agreement

This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC II’s Trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC II’s Board of Trustees or a majority of that Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s); provided that the termination of an Interim Investment Advisory Agreement between VC II and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC II’s Board of Trustees or by vote of a majority of that Covered Fund’s outstanding voting securities on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days’ prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.
6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC II with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for VC II are VC II’s property. The SUB-ADVISER also agrees upon request of VALIC or VC II, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b) (5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC II’s Prospectus, Statement of Additional Information, Agreement and Declaration of Trust as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC II in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of VC II or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and VC II as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates. The provisions of this paragraph shall survive the termination of this Agreement.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

7.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.
8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:
If to VALIC:
Attn: Nori L. Gabert, Esq.
2929 Allen Parkway
Houston, Texas 77019
If to SUB-ADVISER:
John E. Bruno, Vice President/Counsel
Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109
The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	/s/ MARY CAVANAUGH
Name:	Mary Cavanaugh
Title:	Senior Vice President, General Counsel and Secretary

ATTEST:

/s/ NORI L. GABERT Associate General Counsel

WELLINGTON MANAGEMENT COMPANY, LLP
By:	/s/ JONATHAN M. PAYSON
Name:	Johnathan M. Payson
Title:	Senior Vice President

ATTEST:

/s/ JOHN E. BRUNO Vice President